Exhibit 3.11

AMENDMENT TO BYLAWS OF THE COMPANY

ADOPTED 5/27/04

SECTION 3.2. NUMBER, TERM AND ELECTION. (first sentence only)

The number of directors constituting the full Board of Directors shall be seven.